Exhibit 99.1

City Therapeutics Announces First Participant Dosed in Phase 1 Clinical Trial of CITY-RBP4 for the Treatment of Stargardt Disease

CITY-RBP4 is an RNAi therapeutic candidate designed to provide potent and durable suppression of RBP4, a clinically supported target in Stargardt disease

City’s second program to advance into the clinic, demonstrating strong momentum across the pipeline

CAMBRIDGE, Mass., November 10, 2026 – City Therapeutics, Inc. (Nasdaq: CTY), a clinical-stage biotechnology company engineering the next generation of RNA interference (RNAi) therapeutics, today announced that the first participant has been dosed in the Phase 1 clinical trial of CITY-RBP4, an investigational RNAi therapeutic candidate for the treatment of Stargardt disease type 1 (Stargardt disease). CITY-RBP4 is designed to silence expression of retinol-binding protein 4 (RBP4) to reduce the delivery of vitamin A to the eye and potentially slow the progression of retinal damage and vision loss associated with Stargardt disease. City expects to report initial data from the Phase 1 trial in mid-2027.

“Stargardt disease is a devastating condition that can lead to significant vision loss early in life, yet there are currently no approved treatments,” said Andy Orth, President and Chief Executive Officer of City Therapeutics. “Advancing CITY-RBP4 into the clinic brings us an important step closer to addressing that unmet need, while also reflecting the significant progress of our pipeline. With two programs now in the clinic and a third program expected to enter the clinic through an investigator-initiated trial by year-end, we continue to leverage our City Platform to develop RNAi therapeutics designed to deliver meaningful and durable benefits for patients in need. We look forward to evaluating CITY-RBP4’s therapeutic potential in this Phase 1 study and reporting initial data in mid-2027.”

Stargardt is an inherited macular degenerative disease and the leading inherited cause of central vision loss in children and young adults. The disease is caused by mutations in the ABCA4 gene, which lead to the accumulation of toxic vitamin A byproducts in the retina and progressive, irreversible vision loss. RBP4 is the primary carrier of retinol, a form of vitamin A, from the liver to the eye, and published third-party clinical proof-of-mechanism data support RBP4 reduction as a potential therapeutic approach to slow disease progression.

The Phase 1 trial is a first-in-human, multicenter, randomized, double-masked, placebo-controlled study in healthy volunteers and people with Stargardt disease designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of single and multiple subcutaneous doses of CITY-RBP4. Pharmacodynamic assessments will include suppression of RBP4 and the associated reduction in circulating retinol. Participants with Stargardt disease in this study are eligible to be enrolled in a planned open-label extension study evaluating the long-term safety and preliminary efficacy of CITY-RBP4, including exploratory measures such as retinal imaging and visual function assessments.

About CITY-RBP4

CITY-RBP4 is a GalNAc-conjugated small interfering RNA (siRNA) therapeutic candidate designed to silence hepatic expression of retinol binding protein 4 (RBP4) for the treatment of Stargardt disease type 1 (Stargardt disease) and other retinal diseases. Preclinical studies demonstrated potent and durable suppression of RBP4 and corresponding reductions in circulating retinol, and pharmacodynamic modeling data suggest the potential for infrequent subcutaneous dosing. City is initially developing CITY-RBP4 for Stargardt disease and is also exploring its potential in geographic atrophy secondary to age-related macular degeneration, which shares pathology with Stargardt disease given the accumulation of toxic vitamin A byproducts in the retina.

About City Therapeutics

City Therapeutics is a clinical-stage biotechnology company engineering the next generation of RNA interference (RNAi) therapeutics, with the aim of delivering meaningful and durable benefits for patients in need. City’s lead development programs are CITY-FXI for thromboembolic diseases, CITY-RBP4 for Stargardt disease and other retinal diseases, and CITY-TFR2 for anemia associated with chronic diseases. The City Platform is the engine behind every therapeutic the company develops and integrates deep expertise in trigger engineering, including proprietary cityRNA triggers designed to address limitations of conventional RNAi approaches, tissue-selective delivery, and genetics-driven target selection. For more information, visit www.citytx.com and follow us on LinkedIn, X, and Bluesky.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding: the design, conduct, progress and timing of City’s Phase 1 clinical trial of CITY-RBP4, including the expected timing of reporting initial data from the trial; the planned open-label extension study of CITY-RBP4; the therapeutic potential of CITY-RBP4 for the treatment of Stargardt disease, geographic atrophy and other retinal diseases, including the potential for infrequent subcutaneous dosing; the expected timing of City’s third program entering the clinic; the potential of the City Platform; and City’s strategy, plans and objectives. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “continue,” “could,” “designed to,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on City’s current beliefs and expectations and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements, including, without limitation: City’s limited operating history and the early stage of its development programs; uncertainties inherent in the development of product candidates, including the initiation, timing, enrollment and completion of clinical trials; the risk that results of preclinical studies or earlier clinical trials may not be predictive of future results; the risk that initial or interim data may change as more data become available; the risk that City’s product candidates may cause adverse side effects or fail to demonstrate sufficient safety or efficacy to obtain regulatory approval; City’s ability to obtain and maintain regulatory approvals; risks associated with City’s RNAi approach and the City Platform; competition, including from other therapies for Stargardt disease that may be approved before CITY-RBP4; City’s reliance on third parties, including clinical research organizations and manufacturers; City’s ability to obtain, maintain and enforce intellectual property protection; City’s need for substantial additional funding; and general economic, industry and market conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in City’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on October 16, 2026, and in City’s subsequent filings with the SEC.

Any forward-looking statements contained in this press release speak only as of the date hereof, and City expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media Contact:

Katie Engleman, 1AB

katie@1abmedia.com

Investor Contact:

Stephanie Ascher, Precision AQ

stephanie.ascher@precisionaq.com